Exhibit 99.1
Mannatech Reports First Quarter 2018 Financial Results

(FLOWER MOUND, Texas) May 8, 2018 - Mannatech, Incorporated (NASDAQ: MTEX), a global health and wellness company committed to transforming lives to make a better world, today announced financial results for its first quarter of 2018.

First Quarter Results

First quarter net sales for 2018 were $41.4 million, an increase of $0.8 million, or 2.0%, as compared to $40.6 million in the first quarter of 2017. For the three-month period ended March 31, 2018, our net sales declined 2.5% on a constant dollar basis (see Non-GAAP Financial Measures, below) as compared to the same period in 2017, while favorable foreign exchange caused a $1.0 million increase in GAAP net sales as compared to the same period in 2017.

Loss from operations was $0.9 million for the first quarter 2018, as compared to a loss of $2.0 million in the same period in 2017. Net loss was $0.3 million, or $0.10 per diluted share, for the first quarter 2018, as compared to a net loss of $1.2 million, or $0.46 per diluted share, for the first quarter 2017. Loss from operations included approximately $1.1 million in non-recurring costs related to the corporate office move.

For the three months ended March 31, 2018, Mannatech’s operations outside of the Americas accounted for approximately 66.9% of Mannatech’s consolidated net sales.

First quarter 2018 Asia/Pacific net sales increased by $2.3 million, or 10.5%, to $24.2 million, as compared to $21.9 million for the same period in 2017. This increase was primarily due to a 29.2% increase in revenue per active independent associate and preferred customer, which was partially offset by a 14.5% decline in the number of active independent associates and preferred customers. During the three months ended March 31, 2018, the loyalty program decreased sales by $0.1 million, as compared to the same period in 2017. Foreign currency exchange had the effect of increasing revenue by $1.4 million for the three months ended March 31, 2018, as compared to the same period in 2017. The currency impact is primarily due to the strengthening of the Korean Won, Japanese Yen, Australian Dollar, Chinese Yuan (Renminbi), Taiwanese Dollar, New Zealand Dollar, and Singapore Dollar partially offset by the weakening of the Hong Kong Dollar.

First quarter 2018 net sales for Europe, the Middle East and Africa ("EMEA") increased by $0.3 million, or 9.4%, to $3.5 million, as compared to $3.2 million for the same period in 2017. This increase was primarily due to a 20.3% increase in the number of active independent associates and preferred customers partially offset by a 9.1% decrease in revenue per active independent associate and preferred customer. Foreign currency exchange had the effect of increasing revenue by $0.4 million when the three-month period ending March 31, 2018 is compared to the same period in 2017.  The currency impact is primarily due to the strengthening of the South Africa Rand, the British Pound, and the Euro.

For the three months ended March 31, 2018, net sales in the Americas decreased by $1.8 million, or 11.6%, to $13.7 million, as compared to $15.5 million for the same period in 2017. This decrease was primarily due to a 11.7% decline in revenue per active independent associate and preferred customer partially offset by a 0.1% increase in the number of active independent associates and preferred customers.

Commission expenses for the three months ended March 31, 2018 decreased by 1.8%, or $0.3 million, to $16.2 million, as compared to $16.5 million for the same period in 2017. For the three months ended March 31, 2018, commissions as a percentage of net sales decreased to 39.2% from 40.6% for the same period in 2017 due to the structure of the 2017 Associate Compensation Plan, which was implemented on July 1, 2017.

Incentive costs for the three months ended March 31, 2018 increased by 34.5%, or $0.2 million, to $0.8 million, as compared to $0.6 million for the same period in 2017 due to new incentives in growth markets. For the three months ended March 31, 2018, incentives as a percentage of net sales increased to 1.9% from 1.4% for the same period in 2017.

The approximate number of new and continuing active independent associates and preferred customers who purchased our packs or products or paid associate fees during the twelve months ended March 31, 2018 and 2017 were approximately 210,000 and 220,000, respectively. Recruitment of new independent associates and preferred customers decreased 20.5% during the three months ended March 31, 2018 as compared to the same period in 2017.  The number of new independent associate and preferred customer positions held by individuals in our network for the three months ended March 31, 2018 was approximately 18,200, as compared to 22,900 for the same period in 2017.

For the three months ended March 31, 2018, selling and administrative expenses decreased by $0.7 million, or 7.8%, to $8.0 million, as compared to $8.7 million for the same period in 2017. The decrease in selling and administrative expenses consisted of a $0.9 million decrease in payroll costs in our headquarters, Japan, and Europe offices, offset by $0.2 million increase in marketing related costs.

Other operating costs, which include professional fees, travel and entertainment, bad debt, credit card processing fees, and other miscellaneous operating expenses, increased by $0.8 million, or 11.3% for the three months ended March 31, 2018, as compared to the same period in 2017. The increase in operating costs was primarily due to a $1.1 million increase in non-recurring office expenses incurred with the corporate office move, which was partially offset by a $0.3 million decrease in legal and consulting fees.

As of March 31, 2018, our cash and cash equivalents increased by 0.5%, or $0.2 million, to $37.9 million from $37.7 million as of December 31, 2017. Our inventory balance at March 31, 2018 was $9.0 million, compared to $9.4 million at December 31, 2017. At March 31, 2018, our commissions and incentives payable increased to $10.7 million from $9.7 million at December 31, 2017, due to timing of our commission payments. Our accounts payable balance at March 31, 2018 decreased to $5.5 million, compared to $6.0 million at December 31, 2017. During the first quarter of 2018, we paid dividends of $0.3 million.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of constant dollar measures. We disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. The constant currency figures are financial measures used by management to provide investors an additional perspective on trends. Although we believe the non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an exclusive alternative to accompanying GAAP financial measures. Please see the accompanying table entitled "Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures.

Conference Call

Mannatech will host a conference call to discuss the quarter’s results with investors on Wednesday, May 9, 2018 at 9 a.m. CDT, 10 a.m. EDT. The live call will be webcast and can be accessed on Mannatech’s website at http://ir.mannatech.com.

For those unable to listen to the live broadcast, a replay will be available shortly after the call. The toll-free replay number is (855) 859-2056 (International (404) 537-3406); the Conference ID to access the call is 2898645.

Individuals interested in Mannatech’s products or in exploring its business opportunity can learn more at Mannatech.com.

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MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

ASSETS	March 31, 2018 (unaudited)	December 31, 2017
Cash and cash equivalents	$37,936	$37,682
Restricted cash	1,515	1,514
Accounts receivable, net of allowance of $572 and $582 in 2018 and 2017, respectively	400	273
Income tax receivable	—	907
Inventories, net	9,048	9,385
Prepaid expenses and other current assets	3,831	2,607
Deferred commissions	3,912	3,880
Total current assets	56,642	56,248
Property and equipment, net	3,199	3,537
Construction in progress	2,263	777
Long-term restricted cash	7,598	7,565
Other assets	3,944	3,876
Long-term deferred tax assets, net	5,362	4,239
Total assets	$79,008	$76,242
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$152	$228
Accounts payable	5,453	6,008
Accrued expenses	5,724	5,771
Commissions and incentives payable	10,690	9,658
Taxes payable	3,086	2,404
Current notes payable	916	815
Deferred revenue	8,605	8,561
Total current liabilities	34,626	33,445
Capital leases, excluding current portion	127	144
Long-term deferred tax liabilities	1,153	1,147
Other long-term liabilities	2,850	1,265
Total liabilities	38,756	36,001

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,742,857 shares issued and 2,719,271 shares outstanding as of March 31, 2018 and 2,742,857 shares issued and 2,702,940 shares outstanding as of December 31, 2017	—	—
Additional paid-in capital	33,216	34,928
Retained earnings	3,586	4,190
Accumulated other comprehensive income	6,318	5,984
Treasury stock, at average cost, 23,586 shares as of March 31, 2018 and 39,917 shares as of December 31, 2017, respectively	(2,868)	(4,861)
Total shareholders’ equity	40,252	40,241
Total liabilities and shareholders’ equity	$79,008	$76,242

MANNATECH, INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)
(in thousands, except per share information)

	Three Months Ended March 31,
	2018	2017
Net sales	$41,383	$40,641
Cost of sales	8,249	8,762
Gross profit	33,134	31,879

Operating expenses:
Commissions and incentives	16,985	17,081
Selling and administrative expenses	7,980	8,654
Depreciation and amortization expense	511	502
Other operating costs	8,546	7,676
Total operating expenses	34,022	33,913

Loss from operations	(888)	(2,034)
Interest income	29	29
Other income, net	288	41
Loss before income taxes	(571)	(1,964)

Income tax benefit	307	717
Net loss	$(264)	$(1,247)

Loss per common share:
Basic	$(0.10)	$(0.46)
Diluted	$(0.10)	$(0.46)

Weighted-average common shares outstanding:
Basic	2,719	2,701
Diluted	2,719	2,701

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, including changes in: Net Sales, Gross Profit, and Income from Operations. We refer to these adjusted financial measures as constant dollar items, which are non-GAAP financial measures. We believe these measures provide investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current year results and prior year results at a constant exchange rate, which is the prior year’s rate. Currency impact is determined as the difference between actual growth rates and constant currency growth rates.

Three-month period ended (in millions, except percentages)	March 31, 2018		March 31, 2017	Constant $ Change
	GAAP Measure: Total $	Non-GAAP Measure: Constant $	GAAP Measure: Total $	Dollar	Percent
Net sales	$41.4	$39.6	$40.6	$(1.0)	(2.5)%
Product	41.0	39.2	35.0	4.2	12.0%
Pack sales and associate fees(a)	0.5	0.5	5.7	(5.2)	(91.2)%
Other	(0.1)	(0.1)	(0.1)	—	—%
Gross profit	33.1	31.7	31.9	(0.2)	(0.6)%
Loss from operations	(0.9)	(1.2)	(2.0)	0.8	(40.0)%

(a)Coincident with the introduction of the 2017 Associate Compensation Plan, which was implemented on July 1, 2017, the Company collects associate fees, which each independent associate pays to the Company annually in order to be entitled to earn commissions, benefits and incentives for that year. The Company collected associate fees within the United States, Canada, South Africa, Japan, Australia, New Zealand, Singapore, Hong Kong, and Taiwan since the implementation of 2017 Associate Compensation Plan. Prior to the change, independent associates purchased packs that were bundles of products within these respective geographic markets. Since implementing the 2017 Associate Compensation Plan, total associate fees represented an immaterial amount of total sales.

Schedule A: Reconciliation of Non-GAAP Financial Measures (Net Earnings, as Adjusted)
(Unaudited and unreviewed), (Table provides Dollars in thousands)
In addition to its reported results and guidance calculated in accordance with GAAP, the Company has included adjusted net earnings, a performance measure that the Securities and Exchange Commission defines as a “non-GAAP financial measure”, in this release. Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, in each case calculated in accordance with GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported results under GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain items that management believes do not reflect the Company’s operations and underlying operational performance.
The following is a reconciliation of net loss, presented and reported in accordance with U.S. generally accepted accounting principles, to net earnings, as adjusted for certain items:

	Three Months Ended
	3/31/2018	3/31/2017
Net loss, as reported	$(264)	$(1,247)
Expenses related to moving the corporate headquarters	1,091	—
Net earnings, as adjusted	$827	$(1,247)

About Mannatech

Mannatech, Incorporated offers a full body wellness experience through its global network of independent associates and preferred customers. With more than 20 years of experience and operations in 26 markets, Mannatech is committed to transforming lives. For more information, visit Mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “approximates,” “predicts,” “projects,” "hopes," “potential,” and “continues” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. This release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and Mannatech cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain independent associates and preferred customers, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

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Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com